UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007 (June 22, 2007)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2007, Marc J. Warren resigned as a member of the Board of Directors and President of Dividend Capital Total Realty Trust Inc. (the “Company”).

On June 22, 2007, James R. Giuliano III was appointed President of the Company, and Sonya J. Rosenbach was appointed Chief Accounting Officer and Treasurer.  Each will serve in such capacities until their successor is elected and qualifies or until their death, resignation or removal in the manner provided in the Company’s bylaws.  Since April 11, 2005, the date of the Company’s formation, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Giuliano or Ms. Rosenbach had, or will have, a direct or indirect material interest.

Information regarding Mr. Giuliano’s professional experience is incorporated herein from the section entitled “Management— Directors and Executive Officers”  included in the Company’s Registration Statement on Form S-11 (No. 333-143662), filed with the Securities and Exchange Commission on June 11, 2007 (the “Registration Statement”).  Information regarding Ms. Rosenbach’s professional experience is incorporated herein from the section entitled “The Advisor and The Advisory Agreement—The Advisor” included in the Registration Statement.

The Company issued a press release announcing the resignation of Mr. Warren and the appointments of Mr. Giuliano and Ms. Rosenbach. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

99.1       Press Release dated June 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
June 27, 2007
	By:	/s/ John E. Biallas
John E. Biallas
Chief Operating Officer